UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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PENNSYLVANIA COMMERCE BANCORP, INC.
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(Exact Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL
MEETING OF SHAREHOLDERS

Date:	May 19, 2006

Time:	9:00 a.m.

Place:	Commerce Center
3801 Paxton Street
Harrisburg, PA 17111

Matters to be voted on:

1. Election of Directors. Election of eight (8) directors to serve until the 2007 Annual Meeting.

2. Other Business. Any other business properly brought before the shareholders at the meeting.

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 27, 2006 (the “Record Date”). Your vote at the Annual Meeting is very important to us.
You are cordially invited to attend the Annual Meeting of Shareholders (the “Annual Meeting”) in person. Whether or not you expect to attend the Annual Meeting, you may submit your proxy using the Internet, using a toll-free telephone number or by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. This proxy will not be used if you are present at the meeting and desire to vote in person.

BY ORDER OF THE BOARD OF DIRECTORS,

Peter J. Ressler
Secretary

Harrisburg, Pennsylvania
April 14, 2006

PENNSYLVANIA COMMERCE BANCORP, INC.

PROXY STATEMENT
April 14, 2006

GENERAL INFORMATION

This proxy statement has information about the Annual Meeting of Shareholders (the “Annual Meeting”) of Pennsylvania Commerce Bancorp, Inc. (“Commerce”). The management of Commerce and Commerce Bank/Harrisburg, N.A. (the “Bank”) prepared this proxy statement for the Board of Directors. We first mailed this proxy statement and the enclosed proxy card to shareholders on or about April 14, 2006.

We will pay the costs of preparing, printing and mailing the proxy and all related materials. In addition to sending you these materials, some of our directors, officers or employees may contact you by telephone, by mail or in person.

Our executive offices are located at 3801 Paxton Street, Harrisburg, PA, 17111, and our telephone number is (717) 303-3000. Our mailing address is P. O. Box 4999, Harrisburg, PA 17108.

VOTING

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares at the close of business on March 27, 2006 (the “Record Date”). A total of 6,068,034 shares of common stock were outstanding on the Record Date and can vote at the Annual Meeting. You get one vote for each share of common stock you own. The enclosed proxy card shows the number of shares you can vote. We will hold the Annual Meeting if the holders of a majority of the shares of the common stock entitled to vote either vote by proxy or attend the meeting in person.

As of the Record Date, there were 40,000 shares of Series A Non-Cumulative Preferred Stock ("Preferred Stock") outstanding. Holders of Preferred Stock cannot vote at the Annual Meeting.

How do I vote by proxy?

Follow the instructions on the enclosed proxy card to vote on each proposal to be considered at the Annual Meeting. Sign and date the proxy card and mail it back to our Transfer Agent in the enclosed prepaid envelope or you may vote using the Internet or the toll-free telephone number. The proxy holders named on the proxy card will vote your shares as you instruct. If you sign and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote for the election of each of the eight director nominees. If other matters are properly brought before the shareholders at the meeting, the proxy holders will exercise their judgment and vote as they determine is in the best interest of Commerce and its shareholders.

What vote is required?

The holders of a majority of the aggregate outstanding shares of Commerce common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. A majority of the votes cast at a meeting at which a quorum is present is required in order to approve any matter submitted to a vote of the shareholders, except in the cases where the vote of a greater number of shares is required by law or under the Articles of Incorporation or Bylaws. In the case of the election of directors, the eight candidates receiving the highest number of votes cast at the Annual Meeting shall be elected to the Board of Directors. Abstentions and broker non-votes will be counted as shares for purposes of determining whether there is a quorum, but will not be counted or voted in favor of the election of directors or on any other matter that may be brought before the meeting.

What if other matters come up at the Annual Meeting?

The election of directors described in this proxy statement is the only matter we know will be voted on at the meeting. If other matters are properly presented at the Annual Meeting, the proxy holders named in the enclosed proxy card will exercise their judgment to vote your shares in a manner that they deem to be in the best interests of Commerce and its shareholders.

How are votes counted?

Our judges of election will manually count all votes, which are cast in person or by proxy at the Annual Meeting. Voting is an important right of shareholders. If you abstain or otherwise fail to cast a vote on any matter, the abstention or failure is not a vote and will not be counted. Broker non-votes (shares of common stock held in record name by your broker or nominee for which (i) you have not provided voting instructions, (ii) the broker or nominee does not have discretion to vote on your behalf, and (iii) the broker or nominee has indicated on the proxy that it does not have authority to vote on such matters) will also not be counted as votes cast.

Can I change my vote after I return my proxy card or vote by telephone or the Internet?

Yes. At any time before the vote on a proposal, you can change your vote either by:

•	giving Commerce’s secretary a written notice revoking your proxy;
•	signing, dating and returning to us a new proxy; or
•	placing a second telephone or Internet vote.

We will honor the proxy card or the telephone or Internet vote with the latest date.

Can I vote in person at the Annual Meeting?

Yes. We encourage you to complete and return the proxy card or vote using the Internet or the toll-free telephone number to ensure that your vote is counted. However, you may attend the meeting and vote in person whether or not you have previously voted by proxy.  Your vote in person will automatically revoke a previously submitted vote by proxy.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL SHAREHOLDERS

The following table sets forth certain information, as of March 27, 2006, concerning the number and percentage of shares of our common stock beneficially owned by our directors, our Named Executive Officers, and by our directors and executive officers as a group. In addition, the table includes information with respect to other persons known to us who own or may be deemed to own more than five percent of our common stock as of March 27, 2006.

The address for each executive officer and director is c/o Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111.

			Percent of Outstanding
Name of Beneficial	Number of Shares		Common Stock
Owner or Identity of Group	Beneficially Owned	[1]	Beneficially Owned	[1]

James R. Adair	26,692	[2]	*
John J. Cardello, CPA	9,051	[3]	*
Douglas S. Gelder	145,181	[4]	2.38%
Alan R. Hassman	236,635	[5]	3.88%
Howell C. Mette, Esquire	139,884	[6]	2.29%
Gary L. Nalbandian	557,927	[7]	8.83%
Michael A. Serluco	175,927	[8]	2.90%
Samir J. Srouji, M.D.	160,697	[9]	2.63%

Named Executive Officers Who are not Directors

D. Scott Huggins	1,733	[10]	*
Rory G. Ritrievi	55,043	[11]	*
David B. Skerpon	28,149	[12]	*
Mark A. Zody	109,359	[13]	1.78%
All Directors and Executive Officers
of Commerce, as a group (12 Persons)	1,646,278	[14]	24.89%

Other Five Percent Beneficial Shareholders

Commerce Bancorp, Inc.
Commerce Atrium
1701 Route 70 East
Cherry Hill, NJ 08034	666,800	[15]	10.99%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109	526,668	[16]	8.68%

* less than 1%

1
The securities “beneficially owned” by an individual are determined in accordance with the definition of “beneficial ownership” set forth in the regulations of the Securities and Exchange Commission. Accordingly, they may include securities owned by or for, among others, the wife and/or minor children of the individual and any other relative who has the same home as such individual, as well as securities as to which the individual has or shares voting or investment power or has the right to acquire under outstanding stock options within 60 days after March 27, 2006. Shares subject to outstanding stock options, which an individual has the right to acquire within 60 days after March 27, 2006, are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class of stock owned by such individual or any group including such individual only. Beneficial ownership may be disclaimed as to certain of the securities.

2
Includes 164 shares owned by Mr. Adair’s wife, Carol Adair. Also includes 13,773 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors.

3	Includes 6,591 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors.

4	Includes 31,728 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

5
Includes 55,358 shares owned by Mr. Hassman’s wife, Gloria Hassman. Also includes 31,728 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

6	Includes 31,728 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

7
Includes 107,128 shares held by Mr. Nalbandian’s individually directed participant account in the NAI/CIR Profit Sharing Trust with respect to which Mr. Nalbandian has sole voting power, 21,063 shares held in trust by Mr. Nalbandian or Dorothy Nalbandian for the benefit of Mr. Nalbandian’s children, and 6,793 shares owned by Mr. Nalbandian’s wife, Jamie Nalbandian. Also includes 247,141 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 Employee Stock Option Plan.

8	Includes 3,000 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 2001 Stock Option Plan for Non-Employee Directors.

9
Includes 23,576 shares owned by Dr. Srouji’s wife, Gillian Srouji, 1,162 shares owned jointly by Dr. Srouji and his wife, and 24,784 shares held by Dr. Srouji’s self-directed participant account in the Plastic Surgery P.C. Profit Sharing Plan. Also includes 31,728 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors.

10	Includes 200 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 Employee Stock Option Plan.

11
Includes 494 shares owned jointly by Mr. Ritrievi and his wife. Also includes 48,262 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 Employee Stock Option Plan.

12	Includes 27,149 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 Employee Stock Option Plan.

13
Includes 7,752 shares owned jointly by Mr. Zody and his wife. Also includes 73,352 shares of Commerce common stock issuable upon the exercise of stock options granted under Commerce’s 1996 Employee Stock Option Plan.

14
Includes an aggregate of 546,380 shares of Commerce common stock issuable to directors and named executive officers of Commerce under Commerce’s 1990 and 2001 Stock Option Plans for Non-Employee Directors and Commerce’s 1996 Employee Stock Option Plan.

15
Based on Schedule 13G filed by the shareholder with the SEC on February 14, 2006 and reporting ownership as of December 31, 2005. The shareholder has sole voting and sole investment power with respect to all shares.

16
Based on Schedule 13G filed by the shareholder with the SEC on February 14, 2006 and reporting ownership as of December 31, 2005. According to the Schedule 13G, the shareholder holds these shares in its capacity as investment advisor; all such shares are held of record by clients of the shareholder. The shareholder shares voting power with respect to 387,868 shares and shares investment power with respect to all shares.

ELECTION OF DIRECTORS OF COMMERCE

The Bylaws of Commerce provide as follows:

•	the Board of Directors may, from time to time, fix the number of directors;
•	the Board will consist of not less than five nor more than twenty-five directors; and
•	directors will be elected for a one-year term.

The Board of Directors by resolution has set at eight the number of persons to be elected to the Board of Directors at the Annual Meeting. Pursuant to the Pennsylvania Business Corporation Law, the election of directors will be determined by a plurality vote and the eight nominees receiving the most “FOR” votes will be elected. Shares may be voted “FOR” or withheld from each nominee. Abstentions and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the shares cast for the directors.

The Board of Directors unanimously recommends a vote “FOR” the election as directors of the eight nominees named herein.

All of the nominees are currently members of the Board of Directors and each of them has consented to serve if elected. Commerce does not have separate classes of directors. Although we do not know of any reason why any of these nominees might not be able to serve, we will propose a substitute nominee if any nominee is not available for election.

The proxy holders named on the proxy card intend to vote for the election of the eight persons listed as director nominees to serve until the 2007 Annual Meeting and until their respective successors have been duly qualified and elected. If you return a signed proxy card without voting instructions, your proxy will be voted in favor of the election of those nominees. Each nominee is currently a director of both Commerce and the Bank. All nominees for election were unanimously recommended by the Board of Directors.

The following table shows the name and age of each nominee for election as director.

Name & Age	Position	Director Since

Gary L. Nalbandian, 63	Chairman, President and CEO of Commerce and the Bank	1985

James R. Adair, 58	Director of Commerce and the Bank	2001

John J. Cardello, 45	Director of Commerce and the Bank	2004

Douglas S. Gelder, 56	Director of Commerce and the Bank	1988

Alan R. Hassman, 66	Director of Commerce and the Bank	1985

Howell C. Mette, 78	Director of Commerce and the Bank	1985

Michael A. Serluco, 65	Director of Commerce and the Bank	1985

Samir J. Srouji, M.D., 69	Director of Commerce and the Bank	1985

Except as otherwise stated below, the principal occupation indicated has been the person’s principal occupation for at least the last five years.

Gary L. Nalbandian. Mr. Nalbandian, a director of the Bank since 1985 and of Commerce since 1999, has been Chairman of the Bank since 1985 and Commerce since 1999. Mr. Nalbandian has been President/CEO of the Bank and Commerce since February 15, 2002. Mr. Nalbandian has also been the co-owner of NAI/Commercial-Industrial Realty Co. (NAI/CIR), Camp Hill, PA since 1969.

James R. Adair. Mr. Adair, a director of the Bank and of Commerce since 2001, has also been the Owner of Adair Construction Services since 2003. Mr. Adair was also the President/CEO of Alexander Constructors, Inc. for the period 1997-2003.

John J. Cardello, CPA. Mr. Cardello, a director of the Bank and of Commerce since 2004, is a Partner at Seligman, Friedman and Company, P.C. in York, PA, which engages in the accounting and consulting business.

Douglas S. Gelder. Mr. Gelder, a director of the Bank since 1988 and of Commerce since 1999, is the President and Owner of DSG Development (a land development company) in Hershey, PA.

Alan R. Hassman. Mr. Hassman, a director of the Bank since 1985 and of Commerce since 1999, is the President of ARH, Inc. and Keystone Lodging Enterprises, in Camp Hill, PA, which engages in the restaurant and hotel business.

Howel1 C. Mette, Esquire.  Mr. Mette, a director of the Bank since 1985 and of Commerce since 1999, is a shareholder in the law firm, Mette, Evans & Woodside in Harrisburg, PA.

Michael A. Serluco. Mr. Serluco, a director of the Bank since 1985 and of Commerce since 1999 is the owner of Consolidated Properties in Wormleysburg, PA, which engages in the business of real estate investment.

Samir J. Srouji, M.D. Dr. Srouji, a director of the Bank since 1985 and of Commerce since 1999 is a physician-surgeon at Plastic Surgery, P.C. in Camp Hill, PA.

Independence of Directors

As permitted by the NASDAQ Marketplace Rules, to assist the Board in evaluating the independence of each of its directors, the Board has adopted categorical standards of independence. Applying these standards, the Board of Directors has determined that the following directors and nominees, constituting a majority of the members of the Board, are independent as defined in the applicable NASDAQ rules: John J. Cardello, Douglas S. Gelder, Alan R. Hassman, Michael A. Serluco, and Samir J. Srouji, M.D. The categorical standards adopted and applied by the Board consist of the following business or charitable relationships which the Board has determined are not material relationships that would impair a director’s independence:

• Lending relationships, deposit relationships or other financial service relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, insurance and related products, private banking, investment management, custodial, securities brokerage, cash management and similar services) between Commerce or the Bank, on the one hand, and (i) the director; and/or (ii) any immediate family member of the director who resides in the same home as the director; and/or (iii) any profit or non-profit entity with which the director is affiliated by reason of being a director, officer, employee, trustee, partner and/or an owner thereof, on the other, provided that (A) such relationships are in the ordinary course of business of Commerce or the Bank and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and in addition, (B) with respect to any extension of credit by the Bank to any borrower described in clauses (i) - (iii) above, such extension of credit has been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve System and Section 13(k) of the Exchange Act and no extension of credit is on a non-accrual basis.

• The fact that (i) the director is a director, officer, employee, trustee, partner and/or an owner thereof in any profit or non-profit entity, (ii) the director is of counsel to a law firm, or (iii) an immediate family member is a director, officer, employee, trustee, partner and/or an owner of any entity, that makes payments to, or receives payments from, Commerce or the Bank for property or services in an amount which, in any fiscal year, is less than the greater of $60,000 or five percent of such other entity’s consolidated gross revenues, and such property or services were provided or received in the ordinary course of business of each of the parties.

• The fact that the director, or an immediate family member of the director who resides in the same home as the director, is a director, officer, employee or trustee of a non-profit organization, foundation or university to which Commerce or the Bank makes discretionary contributions provided such contributions in any fiscal year, excluding Commerce or the Bank matching funds, are less than the greater of $60,000 or five percent of the entity's consolidated gross revenues for the most recently ended fiscal year for which total revenue information is available.

• Any contract or other arrangement for personal services provided by the director to Commerce or the Bank (excluding services as a director of Commerce or the Bank) if the compensation to the director does not exceed $60,000 per calendar year.

• The employment by Commerce or the Bank of an immediate family member of the director provided that such immediate family member was or is not an executive officer of Commerce and the compensation of any such family member was established by Commerce or the Bank in accordance with its employment and compensation practices applicable to employees holding comparable positions.

For purposes of the foregoing standards of director independence, an "immediate family member" means any of the director's spouse, parents, children, brothers, sisters, mother- and father-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares the director's home.

Directors are requested to inform the Chairman of the Nominating and Governance Committee and the President of Commerce of any change of circumstances or before serving as a director, officer, employee, partner, trustee and/or owner of an outside profit or non-profit entity so that such change in circumstances or opportunity can be reviewed as to whether or not it might put a director's independence at issue.

Commerce’s independent directors intend to meet in Executive Session at least two times annually.

Related-Party Transactions

During 2005, the Bank had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers, and principal shareholders (and their associates) of Commerce on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Management believes that these loans present no more than the normal risk of collectibility or other unfavorable features. The loans to these persons and companies amounted to less than 2% of total loans outstanding as of December 31, 2005.

Howell C. Mette, a director and 2.29% beneficial shareholder of Commerce, is a shareholder in the law firm of Mette, Evans & Woodside, which Commerce retained during 2005, and intends to retain during 2006. The law firm received professional fees totaling $413,000 in 2005, $259,000 in 2004, and $271,000 in 2003.

Michael A. Serluco, a director and 2.90% beneficial shareholder of Commerce receives rental income from the Bank for land that contains an advertising billboard, which is owned by the Bank. The Bank paid $25,000 on the lease during 2005, 2004 and 2003.

James R. Adair, a director and less than 1% beneficial shareholder of Commerce, is the owner of Adair Construction Services (“Construction Services.”) In 2002, prior to the adoption of the Sarbanes-Oxley Act, Construction Services entered into a contract with the Bank to build two branch offices for $1.6 million. These branch offices were completed and payment was made to Construction Services in 2003. No further contracts have been made with Construction Services and no further contracts with Construction Services are planned.

Gary L. Nalbandian, Chairman, President and CEO of Commerce and the Bank, and an 8.83% beneficial shareholder of Commerce owns NAI/Commercial-Industrial Realty Co. The Bank utilizes NAI/Commercial-Industrial Realty Co to identify sites for its store expansions. In connection with these transactions, NAI/Commercial-Industrial Realty Co. received commissions totaling $181,200 in 2005, $111,720 in 2004, $166,470 in 2003, from independent third parties related to real estate transactions conducted on behalf of the Bank. Management believes such expenses were substantially equivalent to those that would have been paid to unaffiliated companies for similar services.

As of March 27, 2006, Commerce Bancorp, Inc. (“Bancorp”), owned 10.99% of Commerce’s common stock, 100% of Commerce’s Series A preferred stock, warrants that entitle Bancorp to purchase 287,332 shares (as adjusted for common stock dividends and stock splits) of our common stock in the event of a “change control” (as defined in the Warrant Agreement) and 100% of Commerce’s Trust Capital Securities. Under a Network Agreement, Bancorp, through its subsidiary, Commerce Bank, N.A., a national bank located in Cherry Hill, New Jersey, provides various services to the Bank including:

•	maintaining the computer wide area network;
•	proof and encoding;
•	deposit and loan account statement rendering;
•	ATM/VISA Check Card processing;
•	data processing;
•	advertising support; and
•	limited call center support.

These services are provided for a monthly fee. The Bank paid approximately $2.1 million, $2.0 million, and $1.4 million for services provided by Bancorp during 2005, 2004, and 2003 respectively. Insurance premiums and commissions, which are paid to a subsidiary of Bancorp, are included in this total.

On September 29, 2004, Commerce issued and sold 200,000 shares (adjusted for stock split) of our common stock to Bancorp in a private placement transaction at a purchase price of $22.83 per share (adjusted for stock split). The purchase price per share was equal to the average of the closing sale prices of Commerce’s common stock on the NASDAQ Small Cap Market for the five trading day (i.e. dates on which trades occurred) period ending on September 28, 2004. In connection with the private placement transaction, Commerce entered into a registration rights agreement with Bancorp whereby Commerce granted Bancorp “demand” and “piggy-back” registration rights with respect to the shares purchased. Bancorp may exercise its “demand” right at any time by providing Commerce with a written request that it file a registration statement covering the shares purchased. Bancorp may only exercise this “demand” right once and this right is subject to certain exceptions. In connection with Bancorp’s “piggy-back” rights, Commerce must notify Bancorp in writing at least 15 days prior to the filing of any registration statement for purposes of a public offering of any of its securities (including, but not limited to, registration statements relating to secondary offerings of its securities, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act) and Commerce must afford Bancorp an opportunity to include in such registration statement all or part of the shares purchased. Bancorp’s registration rights under the registration rights agreement expire if all shares purchased by Bancorp may be immediately sold under Rule 144 promulgated pursuant to the Securities Act.

Additionally, the Bank occasionally participates in loans with Commerce Bank, N.A. At December 31, 2005 approximately $2.0 million of these participations were outstanding.

A federal funds line of credit was established with Commerce Bank, N.A. in the amount of $15.0 million at a rate of interest based upon the overnight federal funds rate, which could be drawn upon if needed. The balance at December 31, 2005 on this line was $12.7million.

Board Composition and Compensation

Commerce’s bylaws provide that the Board of Directors will consist of not less than five nor more than 25 directors; the Board of Directors may, from time to time, fix the number of directors; and directors will be elected for a one-year term. Commerce’s Board is currently comprised of eight directors.

Each Commerce director, including Mr. Nalbandian, received an annual retainer fee of $2,000 plus a fee of $1,400 for each regular monthly meeting of the Board of Directors attended in 2005. Each director who is an active member of the Audit Committee or the Executive Committee received $300 for each committee meeting attended. Each director who is an active member of Nominating and Corporate Governance Committee, Asset/Liability Committee, Real Estate Committee or Compensation Committee received $200 for each committee meeting attended. In addition, the Chairman of the Audit Committee and the Chairman of the Executive Committee received an additional fee of $3,000 per quarter and the Chairman of the Nominating and Corporate Governance Committee received an additional fee of $1,500 per quarter. Also, the Chairman of the Compensation Committee received an additional fee of $500 for each meeting of this committee attended and the Chairman of the Real Estate Committee and Asset/Liability Committee received an additional fee of $300 for each meeting attended. For 2006, the annual retainer fee, the monthly Board of Directors meeting fee and all committee meeting fees will remain the same as was paid in 2005.

2001 Stock Option Plan for Non-Employee Directors

In 2000, the shareholders of Commerce adopted the 2001 Director's Stock Option Plan (the “Plan”). A total of 243,100 shares (as adjusted for stock dividends and stock splits) are subject to the Plan. The option price is the fair market value of the shares at the time Commerce grants the option. Options are not transferable other than by will or laws of descent and distribution. A director can exercise options only while a director of Commerce or that period of time after he/she otherwise ceases so to serve as determined by the Board of Directors. If a director dies within the option period, the director’s estate may exercise the option within three months of his or her death.

A director cannot exercise an option before the earlier of (i) one year from the date we grant the option, or (ii) a "change in control" of Commerce (as defined in the Plan) occurs. Options expire ten years after the date of grant.

The number of shares subject to option and the option price will be appropriately adjusted if the number of issued shares is decreased or increased by changes in par value, a combination, stock dividend or the like.

For the year ended December 31, 2005, each non-employee director was granted an option to purchase 3,000 shares of Commerce common stock. On December 16, 2005 the Company’s Board of Directors approved the accelerated vesting of all outstanding unvested stock options awarded prior to July 1, 2005 to employees and directors. This acceleration was effective as of December 18, 2005. The decision to accelerate the vesting of the options was to enable the Company to reduce the amount of non-cash compensation expense that would have been recorded in the Company’s income statement in future periods upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” in January 2006. The Company has placed a restriction on the members of senior management and the Board of Directors that will prevent the sale, or any other transfer, of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination of employment.

Attendance at Annual Meeting

The Board of Directors has adopted a policy that all of its directors should be present at Commerce’s Annual Meeting, absent extenuating circumstances. All of the directors of Commerce were in attendance at the Annual Meeting of Shareholders held May 20, 2005.

Meetings and Committees of the Board of Directors

The Board of Directors met twelve (12) times during 2005. In 2005, each director attended more than 75% of the total number of meetings of the Board of Directors, including all committees of Commerce and the Bank, of which they are members.

Commerce’s non-management directors have regularly scheduled meetings without any management directors in attendance at least two times a year.

The Board of Directors of Commerce has established five (5) committees:

•	the Audit Committee;
•	the Nominating and Corporate Governance Committee;
•	the Compensation Committee;
•	the Executive Committee; and
•	the Real Estate Committee.

Information with respect to the Audit, Compensation and Nominating and Corporate Governance Committees is listed below.

Audit Committee. The principal duties performed by the Audit Committee include monitoring the integrity of the financial statements of Commerce, reviewing the complete audit of the financial statements of Commerce and its subsidiaries, reviewing and making recommendations to the Board of Directors regarding the internal auditor’s report and the certified public accountants’ audit report, reviewing examination reports by federal banking regulators, monitoring compliance by Commerce with legal and regulatory requirements, the independence and performance of Commerce’s independent registered public accounting firm and the pre-approval of professional services provided by the independent registered public accounting firm, the performance of Commerce’s internal audit function and the monitoring of risks, which includes reviewing the adequacy of internal controls and assessing the extent to which audit recommendations have been implemented. The members of the Audit Committee are John J. Cardello (Chairman), Douglas S. Gelder, Alan R. Hassman and Samir J. Srouji. The Committee met four times in 2005. The Audit Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the "Investor Relations" section in "Corporate Governance." Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules and the applicable rules of the Securities and Exchange Commission (“SEC”). The Board has determined that Mr. Cardello is an Audit Committee financial expert, as defined by the SEC. The report of the Audit Committee is located on page 13 of this proxy statement.

Compensation Committee. The functions of the Compensation Committee are to evaluate Commerce’s compensation policies and plans, to review and evaluate the individual performance of Commerce’s directors, establish the compensation of the President/CEO, recommend to the Board of Directors the compensation of the other named executive officers and review recommendations on the compensation of the remaining officers of the Bank. The members of the Compensation Committee are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. Each of the members of the Committee is independent, as defined in the NASDAQ Marketplace Rules. The Committee met one time in 2005. The Compensation Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the “Investor Relations” section in “Corporate Governance”. The report of the Compensation Committee appears on page 18 of this Proxy Statement.

Nominating and Corporate Governance Committee. The functions of the Nominating and Corporate Governance Committee are to identify individuals qualified to become directors and recommend that the Board of Directors select those candidates for election to the Board of Directors develop and recommend to the Board of Directors a set of corporate governance principles applicable to Commerce and otherwise take a leadership role in shaping our corporate governance. The members of the Committee, are Douglas S. Gelder (Chairman), John J. Cardello and Samir J. Srouji. Each member of the Committee is independent, as defined by the NASDAQ Marketplace Rules. The Committee met four times during 2005. The Nominating and Corporate Governance Committee is governed by a written charter approved by the Board of Directors, a copy of which can be found on Commerce’s website, www.commercepc.com, under the "Investor Relations" section in "Corporate Governance."

Process for Identifying and Evaluating Nominees for Director. The Nominating and Corporate Governance Committee will utilize current members of the Board of Directors, management and other appropriate sources to identify potential nominees. The Committee will conduct any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors, and recommend nominees for approval by the Board of Directors and shareholders. The Committee’s process for the consideration of potential nominees will be the same for nominees identified by shareholders, as well as the other sources identified above.

The Nominating and Corporate Governance Committee will receive and consider nominee recommendations that shareholders address to the Secretary of Commerce at the address listed on the first page of this proxy statement. If shareholders wish to nominate candidates for election at Commerce’s Annual Meeting of Shareholders, however, they must comply with additional procedures contained in Commerce’s Bylaws. To nominate someone at the Annual Meeting, you must deliver or mail a notice to the Secretary of Commerce no less than 45 days prior to the date of the Annual Meeting. Your notice must state your name, residence address and a representation that you are a holder of record of common stock of Commerce entitled to vote (include the number of shares of Commerce that you own) at such meeting and intend to appear in person or by proxy at the meeting to vote for the person or persons nominated. Your notice must also contain the following information on each proposed nominee:

• the name, address and age of the nominee;
• the principal occupation of the nominee;
• the number of shares of Commerce’s common stock owned by the nominee;
• the total number of shares that, to your knowledge, will be voted for the nominee;
• a description of all arrangements and understandings between you and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by you;

• such other information regarding each nominee proposed by you as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Nominating and Corporate Governance Committee; and
• the consent of each nominee to serve as a director of Commerce if so elected.

If you do not follow this procedure, the Chairman of the meeting will disregard your nomination made at the Annual Meeting, and the judges of election will disregard any votes cast for your nominees.

Director Qualifications. Nominees for director will be selected on the basis of outstanding achievement in their careers; Board experience; education; independence under applicable NASDAQ and SEC rules; financial expertise; integrity; financial integrity; ability to make independent, analytical inquiries; understanding of the business environment; and willingness to devote adequate time to Board of Directors and committee duties. Nominees should also have experience in the banking industry and knowledge about the issues affecting the banking industry. Nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of Commerce's shareholders. They must also have an inquisitive and objective perspective, practical experience and mature judgment. Commerce endeavors to have a Board of Directors representing diverse experiences and policy-making levels in business, government, education and technology, and in other areas relevant to Commerce's activities. Directors are expected to attend scheduled Board and committee meetings and to be prepared for the meetings by reviewing the materials provided to them in advance of the meetings. Nominees must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time. Finally, the proposed nominee should be free of conflicts of interest that could prevent such nominee from acting in the best interest of shareholders.

Additional criteria apply to directors being considered to serve on a particular committee of the Board of Directors. For example, members of the Audit Committee must meet additional standards of independence and have the ability to read and understand Commerce's financial statements.

The Nominating and Corporate Governance Committee assesses the appropriate size of the Board in accordance with the limits fixed by Commerce's charter and Bylaws, whether any vacancies on the Board are expected and what incumbent directors will stand for re-election at the next meeting of shareholders. If vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers candidates for director suggested by members of the Nominating and Corporate Governance Committee and other Board members as well as management, shareholders and other parties. The Nominating and Corporate Governance Committee also has the authority to retain a search firm to identify and evaluate director candidates. Except for incumbent directors standing for re-election as described below, there are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director, based on whether the nominee is recommended by a shareholder or any other party.

In the case of an incumbent director, the Nominating and Corporate Governance Committee reviews such director's service to Commerce during the past term, including, but not limited to, the number of Board and committee meetings attended, as applicable, quality of participation and whether the candidate continues to meet the general qualifications for a director outlined above, including the director's independence, as well as any special qualifications required for membership on any committees on which such director serves. When a member of the Nominating and Corporate Governance Committee is an incumbent director eligible to stand for re-election, such director will not participate in that portion of the Nominating and Corporate Governance Committee meeting at which such director's potential nomination for election as a director is discussed by the Nominating and Corporate Governance Committee.

In the case of a new director candidate, the Nominating and Corporate Governance Committee will evaluate whether the nominee is independent, as independence is defined under applicable NASDAQ Rules, and whether the nominee meets the qualifications for director outlined above as well as any special qualifications applicable to membership on any committee on which the nominee may be appointed to serve if elected. In connection with such evaluation, the Nominating and Corporate Governance Committee determines whether the committee should interview the nominee, and if warranted, one or more members of the Nominating and Corporate Governance Committee or the Board of Directors will interview the nominee in person or by telephone.

Upon completing the evaluation, and the interview in the case of a new candidate, the Nominating and Corporate Governance Committee makes a decision as to whether to recommend that the Board of Directors nominate the director candidate for election at the shareholders meeting.

Corporate Governance Matters

The corporate governance policies of Commerce are set forth in the Corporate Governance Guidelines approved by the Board of Directors. The Corporate Governance Guidelines include information regarding the functions, responsibilities, qualifications and composition of the Board of Directors and other matters. A copy of the Corporate Governance Guidelines, as approved by the Board of Directors, along with the Code of Business Conduct and Ethics and Code of Ethics for Senior Financial Officers, can be found on Commerce’s website, www.commercepc.com, under the “Investor Relations” section in “Corporate Governance”.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee members are Alan R. Hassman (Chairman), Douglas S. Gelder and Michael A. Serluco. No person who served, as a member of the Compensation Committee during 2005 was a current or former employee of Commerce or any of our subsidiaries or, except as previously disclosed, engaged in certain transactions with Commerce required to be disclosed by regulations of the SEC. Additionally, there was no Compensation Committee “interlocks” during 2005, which generally means that no executive officer of Commerce served as a director or member of the Compensation Committee of another entity, one of whose executive officers served as a director or member of the Compensation Committee of Commerce.

Shareholder Communications with the Board

Shareholders who wish to communicate directly with the Board of Directors may direct such communications in writing, via letter to the Audit Committee Chairman, c/o Pennsylvania Commerce Bancorp, Inc., 3801 Paxton Street, Harrisburg, PA 17111. The Audit Committee Chairman will convey any and all such communications to the full Board of Directors for consideration and review or, if requested by the shareholder, to an individual Board member.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee met with management on March 10, 2006 to review and discuss the audited financial statements of Commerce with respect to fiscal year 2005. Additionally, the Audit Committee met with Beard Miller Company LLP, Commerce’s independent accountants and discussed the matters required by Statement on Auditing Standards No. 61, as amended by Statement on Auditing Standards No. 90 (Communication with Audit Committees). The Committee has also received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and has discussed with Beard Miller Company LLP its independence. Based on these discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in Commerce’s Annual Report on Form 10-K for the year ended December 31, 2005.

By: John J. Cardello (Chairman), Douglas S. Gelder, Alan R. Hassman and Samir J. Srouji.

EXECUTIVE OFFICERS

The following table shows the name, age, position, and business experience for the past five years of each of Commerce’s executive officers included in the Summary Compensation Table determined in accordance with the rules and regulations of the SEC.

		Positions with Commerce and/or its Subsidiaries
Name	Age	Principal Occupation

Gary L. Nalbandian	63	Chairman, President and CEO of Commerce and
		the Bank[1]

Rory G. Ritrievi	42	Executive Vice President and Chief Lending Officer
		of Commerce and the Bank

David B. Skerpon	45	Executive Vice President and Chief Retail Officer
		of Commerce and the Bank[2]

Mark A. Zody	42	Executive Vice President and Chief Financial Officer
		of Commerce and the Bank

D. Scott Huggins	56	Senior Vice President and Chief Risk Officer of
		Commerce and the Bank[3]

1	Mr. Nalbandian became Chairman/President/CEO of Commerce and the Bank in February 2002. Prior thereto, Mr. Nalbandian had been the Chairman of the Board since 1985.

2
Mr. Skerpon became Executive Vice President/Chief Retail Officer of Commerce and the Bank in March 2002. Mr. Skerpon served as Senior Vice President of the Bank from September 2000 to August 2001. Prior to joining the Bank in September 2000, Mr. Skerpon served as President of the Commonwealth Region of Mellon Bank.

3
Mr. Huggins became Senior Vice President/Chief Risk Officer of Commerce and the Bank in December 2004. Prior to joining the Bank in December 2004, Mr. Huggins served as Senior Vice President/Chief Auditor of Fulton Financial Corporation from August 1999 to December 2004.

Code of Ethics

Commerce has adopted a Code of Ethics that is applicable to its Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and other designated executive officers. A copy of the Code of Ethics can be found under “Corporate Governance” in the “Investor Relations” section of Commerce’s website at www.commercepc.com.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table is a summary of certain information concerning the compensation during the last three fiscal years awarded or paid to, or earned by Commerce’s Chief Executive Officer and each of Commerce’s other most highly compensated executive officers who earned more than $100,000 in salary and bonus during Commerce’s last fiscal year (“Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation	Securities Underlying Options[1]	All Other Compensation[2]

Gary L. Nalbandian	2005	$325,000	$-	-	22,500	$22,528
Chairman, President and	2004	250,000	65,000	-	30,000	20,363
CEO of Commerce	2003	215,000	40,000	-	31,500	19,400
and the Bank

Rory G. Ritrievi	2005	$192,500	$-	-	6,250	$4,556
Executive Vice President	2004	185,000	30,000	-	10,000	13,525
and Chief Lending Officer	2003	175,000	15,000	-	10,500	13,734
of Commerce and the Bank

David B. Skerpon	2005	$182,500	$-	-	5,000	$4,367
Executive Vice President	2004	175,000	20,000	-	8,500	1,938
and Chief Retail Officer	2003	168,000	10,000	-	13,650	2,146
of Commerce and the Bank

Mark A. Zody	2005	$162,500	$-	-	5,250	$8,291
Executive Vice President and	2004	147,500	20,000	-	8,500	6,030
Chief Financial Officer of Commerce	2003	132,500	10,000	-	8,400	6,086
and the Bank

D. Scott Huggins	2005	$120,000	$-	-	200	$12,356
Senior Vice President	2004	120,000	-	-	-	-
and Chief Risk Officer of	2003	-	-	-	-	-
Commerce and the Bank[3]

1	Adjusted to reflect the two-for-one stock split paid on February 25, 2005 and a 5% common stock dividend paid on February 24, 2004.

2
Includes (a) annual retainer fee and monthly director meeting fees for Mr. Nalbandian of $17,600 in 2005 and 2004, and $16,400 in 2003; (b) contributions by the Bank to the 401(k) Retirement Savings Plan for (i) Mr. Nalbandian - $4,928 in 2005, $2,763 in 2004, and $3,000 in 2003; (ii) Mr. Ritrievi - $4,556 in 2005, $2,085 in 2004, and $2,294 in 2003; (iii) Mr. Skerpon - $4,367 in 2005, $1,938 in 2004 and $2,146 in 2003; and (iv) Mr. Zody - $3,878 in 2005, $1,585 in 2004, and $1,801 in 2003; and (v) Mr. Huggins - $1,856 in 2005; (c) tuition reimbursement for Mr. Ritrievi of $11,440 in 2004 and 2003; (d) life insurance premiums for Mr. Zody - $2,258 in 2005, $2,402 in 2004, and $2,343 in 2003; and (e) long-term disability premiums for Mr. Zody - $2,155 in 2005, $2,043 in 2004, and $1,942 in 2003; and (f) employment commencement bonus for Mr. Huggins - $10,500 in 2005.

3
Mr. Huggins became Senior Vice President/Chief Risk Officer of Commerce and the Bank in December 2004. Prior to joining the Bank in December 2004, Mr. Huggins served as Senior Vice President/Chief Auditor of Fulton Financial Corporation from August 1999 to December 2004.

Employee Stock Option Plan

In 1996, Commerce shareholders approved the 1996 Employee Stock Option Plan (the “1996 Plan”) which provided for 1,254,738 shares of common stock (adjusted for all stock dividends and stock splits) for issuance under the 1996 Plan to officers and key employees of Commerce and the Bank. Pursuant to the 1996 Plan, stock options were granted which qualify under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as incentive stock options as well as stock options that do not qualify as incentive stock options. The 1996 Plan expired on December 31, 2005 and no further options may be granted under the 1996 Plan. As of March 27, 2006, options to purchase 708,887 shares of Commerce common stock (as adjusted for all stock dividends and stock splits) were outstanding under the 1996 Plan.
In 2005, the Board of Directors adopted and the Company’s shareholders approved the adoption of the 2006 Employee Stock Option Plan (the “2006 Plan”) for the officers and employees of Commerce and the Bank. The 2006 Plan commenced January 1, 2006 and replaced the 1996 Plan, which expired December 31, 2005. We reserved 500,000 shares of common stock for issuance under the 2006 Plan. The 2006 Plan will expire December 31, 2015. The purpose of the 2006 Plan is to provide additional incentive to officers and employees of Commerce and the Bank by encouraging them to invest in Commerce’s common stock and thereby acquire a proprietary interest in Commerce and an increased personal interest in Commerce’s continued success and progress.

The 1996 Plan and the 2006 Plan are collectively referred to as the “Employee Plans”.

The Employee Plans are administered by the Compensation Committee, which is appointed by the Board of Directors and consists only of independent directors who are not eligible to receive options under the Employee Plans. The Compensation Committee determines in concert with senior management, among other things, which officers and employees receive an option or options, the type of option (incentive stock options or non-qualified stock options, or both) to be granted, the number of shares subject to each option, the rate of option exercisability and, subject to certain other provisions to be discussed below, the option price and duration of the option. Incentive stock options first exercisable by an employee in any one year under the Employee Plans may not exceed $100,000 in value (determined at the time of grant). The Compensation Committee may, in its discretion, modify or amend any of the option terms herein described, provided that if an incentive stock option is granted, the option as modified or amended continues to be an incentive stock option.

In the event of any change in the capitalization of Commerce, such as by stock dividend, stock split or what the Board of Directors deems in its sole discretion to be similar circumstances, the aggregate number and kind of shares which may be issued under the Employee Plans will be appropriately adjusted in a manner determined in the sole discretion of the Board of Directors. The option price for options issued must be at least equal to 100% of the fair market value of the Commerce common stock as of the date the option is granted.

Options granted pursuant to the Employee Plans are not exercisable until one year after the date of grant and then are exercisable evenly over four years from the date of grant. Under the Employee Plans, in the event of a "change in control" of Commerce, as defined in the Employee Plans, each optionee may exercise the total number of shares then subject to the option. The Compensation Committee has the authority to provide for a different rate of option exercisability for any optionee.

Under the Employee Plans, unless terminated earlier by the option's terms, both incentive stock options and non-qualified stock options expire ten years after the date they are granted. Options terminate three months after the date on which employment is terminated (whether such termination be voluntary or involuntary), other than by reason of retirement, death or disability. The option terminates three years from the date of termination due to retirement or death and one year from the date of termination due to disability (but not later than the scheduled termination date). During an optionee's lifetime, the option is exercisable only by the optionee including, for this purpose, the optionee's legal guardian or custodian in the event of disability.

On December 16, 2005 the Company’s Board of Directors approved the accelerated vesting of all outstanding unvested stock options awarded prior to July 1, 2005 to employees and directors. This acceleration was effective as of December 18, 2005. The decision to accelerate the vesting of the options was to enable the Company to reduce the amount of non-cash compensation expense that would have been recorded in the Company’s income statement in future periods upon the adoption of Financial Accounting Standards Board (FASB) Statement No. 123(R), “Share-Based Payment” in January 2006. The Company has placed a restriction on the members of senior management and the Board of Directors that will prevent the sale, or any other transfer, of any stock obtained through exercise of an accelerated option prior to the earlier of the original vesting date or the individual’s termination of employment.

Executive Stock Option Grants in Fiscal Year 2005

During 2005, Commerce granted stock options to purchase an aggregate of 99,505 shares of Commerce common stock (as adjusted for all stock splits and stock dividends) at an average exercise price of $33.41 per share (as adjusted for all stock splits and stock dividends) under the 1996 Plan. During 2005, a total of 72,048 options were exercised under the 1996 Plan.

The following table shows the stock options granted to the Named Executive Officers in 2005.

	Number of Securities	% of Total Options
	Underlying Options	Granted to Employees	Exercise or Base		Grant Date
Name	Granted[1]	in Fiscal Year	Price ($/Share)	Expiration Date	Present Value[1]

Gary L. Nalbandian	22,500	22.61%	$33.50	2/18/2015	$294,075

Rory G. Ritrievi	6,250	6.28%	$33.50	2/18/2015	$81,688

David B. Skerpon	5,000	5.02%	$33.50	2/18/2015	$65,350

Mark A. Zody	5,250	5.28%	$33.50	2/18/2015	$68,618

D. Scott Huggins	200	0.20%	$33.50	2/18/2015	$2,614

1
We used the Black-Scholes option-pricing model to estimate the grant date present value of the options. We are not endorsing the accuracy of this model. All stock option valuation models, including the Black-Scholes model, require a prediction about future stock prices. The assumptions used in calculating the values shown above were expected volatility of .26, a risk free rate of return of 4.1%, weighted-average life of 7.3 years and no cash dividends. The real value of the options will depend upon the actual performance of Commerce common stock during the applicable period.

AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2005
AND FISCAL YEAR END OPTION VALUES

The following table sets forth certain information concerning the number and value of individual exercises of stock options during 2005 as well as the number and value of unexercised options to purchase our common stock held at the end of fiscal year 2005 by the Named Executive Officers.

	Shares Acquired		Number of Securities Underlying Unexercised Options at Year end 2005 [2]		Value of Unexercised In-the-Money Options at Year End 2005 [3]
Name	on Exercise	Value Realized[1]	Exercisable	Unexercisable	Exerciseable	Unexercisable

Gary L. Nalbandian	27,713	$823,076	247,141	-	$4,010,164	$-

Rory G. Ritrievi	-	-	48,262	-	$594,971	-

David B. Skerpon	-	-	27,149	-	$244,307	-

Mark A. Zody	6,954	$214,322	73,352	-	$1,254,890	-

D. Scott Huggins	-	-	200	-	-	-

1
Represents the number of shares acquired upon exercise multiplied by the difference between the fair market value of Commerce’s common stock on the date of exercise and the exercise price paid by the executive officer.

2	Exercisable stock options are fully vested. Stock options to vest in the future are reported as unexercisable.

3
The dollar values were calculated by determining the difference between the closing trading price of Commerce common stock at December 31, 2005, which was $31.85 per share, and the exercise price of each stock option as of December 31, 2005.

REPORT OF THE COMPENSATION COMMITTEE

Only outside independent non-employee directors serve on the Compensation Committee. Through our executive compensation policy, we seek to achieve the following goals in determining the compensation of our executive officers:

•	attract and retain qualified executives;
•	provide compensation packages competitive with those offered by other similar bank holding companies and banks;
•	integrate compensation with Commerce’s and the Bank’s annual and long-term performance goals;
•	reward exceptional performance;
•	recognize individual initiative and achievements; and
•	encourage stock ownership by executive officers.

We seek to attract and retain superior talent, reward performance and align the interests of our executive officers with the long-term interests of our shareholders. Our executive officers receive compensation packages consisting of base salary, annual performance bonus, stock option grants and various employee benefits including contributions under Commerce’s 401(k) Retirement Savings Plan. The Committee bases its recommendations for compensation on objective factors, such as those set forth below, and its subjective evaluation of the individual’s performance of specified goals.

We award annual performance bonuses to provide direct cash incentives to executive officers and other employees depending on Commerce’s level of profitability and the attainment of certain other goals and objectives. In evaluating Commerce’s financial performance, the Committee considers budgets set by the Board as well as the performance of a peer group of institutions similar to Commerce. We award stock options to encourage officers and other employees to remain employed with Commerce by providing them with a long-term interest in Commerce’s overall performance. Among other things, the Committee considers data from third party Executive Compensation Reviews and data compiled by Human Resource Partners, which used a peer analysis of similarly sized Pennsylvania bank holding companies. The Executive Compensation Reviews compare:

•	asset size;
•	the salaries of the chief executive officer and other executive officers;
•	return on average assets; and
•	return on average equity.

The Committee also considers the performance of Commerce’s common stock on the NASDAQ National Stock Market, particularly compared with the performance of the stock of other comparable bank holding companies. The Committee does not make its recommendations based solely on corporate performance. The Committee also considers subjective factors. However, the Committee considers peer group information and corporate performance to be significant factors in determining executive compensation.

In February 2005, the Committee hired the Pierson Group based in Philadelphia, Pennsylvania, to assist in an analysis of CEO and Executive Officer compensation. In this study, compensation, by individual component and in total, of each of the named executive officers, with the exception of the Chief Risk Officer, was thoroughly evaluated. The reason the Chief Risk Officer position was not included in the study was that Mr. Huggins was not named as an Executive Officer until the later half of 2005. Consideration was given to options awarded under the Employee Stock Option Plans in view of the changes in accounting rules that require the expensing of stock options beginning in 2006. In their study, the Pierson Group utilized data from a peer analysis of eleven similarly sized Pennsylvania bank holding companies; many of these same companies are included in the peer group for Commerce’s common stock performance graph located on page 21 of this proxy statement.

Mr. Nalbandian

Gary L. Nalbandian was Commerce’s Chairman and President (Chief Executive Officer) for 2005. Mr. Nalbandian’s base salary is set competitively relative to other chief executive officers in financial service companies of similar asset size to Commerce. In determining Mr. Nalbandian’s base salary, as well as annual performance bonus, the Compensation Committee reviewed independent compensation data and Commerce’s performance as compared against budgets and peer banking institutions with respect to several measures including the following: growth in deposits, growth in net loans, asset quality, growth in net income, growth in earnings per share, return on shareholder’s equity and on his leadership of Commerce as CEO. As with Commerce’s other executive officers, Mr. Nalbandian’s total compensation involves certain subjective judgments and is not based solely upon any specific objective criteria or weighting. For 2005, Mr. Nalbandian received an annual salary of $325,000. A bonus was not awarded to Mr. Nalbandian for 2005. He was also a participant in the Commerce Employee Stock Option Plan. Pursuant to Commerce’s Employee Stock Option Plan, Mr. Nalbandian received stock options to purchase 28,000 shares of Commerce’s common stock at an exercise price of $31.25 per share. These options, granted in February of 2006, were based on 2005 performance with respect to the same criteria as listed above.

Other Executive Officers

With respect to the compensation of Commerce’s other Named Executive Officers, the Committee considers information provided by the Chief Executive Officer about each one including:

•	level of individual performance;
•	contribution to the organization; and
•	salary history.

The Committee also considers:

•	the earnings of Commerce and the Bank;
•	the peer group compensation information discussed above;
•	individual performance factors; and
•	its subjective evaluation of the services provided by each Named Executive Officer.

As previously mentioned, bonuses paid to the Named Executive Officers are determined by the Committee depending on Commerce’s level of profitability and the attainment of certain other goals and objectives.

You can see more information about the compensation paid to Commerce’s Named Executive Officers in the Summary Compensation Table on page 15 of this Proxy Statement.

COMPENSATION COMMITTEE

Alan R. Hassman, Chairman
Douglas S. Gelder
Michael A. Serluco

Financial Performance

The following graph shows the yearly percentage change in Commerce's cumulative total shareholder return on its common stock from December 31, 2000 to December 31, 2005 compared with the cumulative total return of a NASDAQ Bank Index and the NASDAQ Composite Market Index.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

Pennsylvania Commerce Bancorp (“COBH”) NASDAQ Bank Index
NASDAQ Composite Market Index

Year-End 2000 to Year-End 2005

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our directors, executive officer and persons who own more than 10% of our common stock must file reports with the SEC indicating the number of shares of Commerce common stock they beneficially own and changes in the beneficial ownership. All such persons are required by the SEC to furnish Commerce with copies of all Section 16(a) reports they file.

Based solely on review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2005, we believe all Section 16(a) filing requirements applicable to these persons were timely complied with, except that the following persons filed reports that were inadvertently late: (a) James R. Adair filed a Form 4 in connection with the purchase of common stock which was not timely; (b) Michael A. Serluco filed a Form 4 in connection with the exercise of stock options which was not timely; (c) David B. Skerpon filed a Form 4 in connection with the purchase of common stock which was not timely; (d)  Samir J. Srouji filed a Form 4 in connection with the purchase and immediate gifting of common stock which was not timely.

Equity Compensation Plan Information

The following table contains information about Commerce’s equity compensation plans as of December 31, 2005:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of oustanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan Category	(a)	(b)	(c)[1]

Equity compensation	921,966	$17.18	390,153
plans approved by
security holders

Equity compensation
plans not approved
by security holders	N/A	N/A	N/A

TOTAL	921,966	$17.18	390,153

1	Includes total shares available for employees through the Employee Stock Purchase Plan and also shares available for all shareholders under Commerce’s Dividend Reinvestment and Stock Purchase Plan.

OTHER BUSINESS

At the date of mailing of this proxy statement, we are not aware of any business to be presented at the Annual Meeting other than the election of directors. If other proposals are properly brought before the meeting, any proxies returned to us will be voted as the proxy holders see fit.

INDEPENDENT PUBLIC ACCOUNTANTS

Our principal accountant during 2005 was Beard Miller Company LLP (“BMC”), 320 East Market Street, Harrisburg, PA 17101. The Audit Committee has selected BMC to be our principal accountant for 2006. We expect a representative of BMC to attend the Annual Meeting, to have the opportunity to make a statement, if he or she so desires, and to be available to respond to appropriate questions.

The Sarbanes Oxley Act of 2002 and the auditor independence rules of the SEC require all public accounting firms who audit public companies to obtain authority from their respective audit committees in order to provide professional services without impairing independence. Before BMC performs any services for Commerce, the Audit Committee is informed that such services are necessary and is advised of the estimated costs of such services. The Audit Committee then decides whether to approve BMC’s performance of the services. In 2005, all services performed by BMC were approved in advance pursuant to these procedures. The Audit Committee has determined that the performance by BMC of tax services is compatible with maintaining that firm’s independence.

Fees Billed by Independent Public Accountants

Fees for professional services provided by Beard Miller Company LLP were as follows for the last two fiscal years:

	2005	2004
Audit Fees[1]	$196,562	$182,074
Audit-Related Fees[2]	9,860	9,900
Tax Fees[3]	9,696	10,986

	$216,118	$202,960

1
Includes professional services rendered for the audit of Commerce’s annual financial statements and review of financial statements included in Forms 10-Q, or services normally provided in connection with statutory and regulatory filings (i.e., attest services required by FDICIA and/or Section 404 of the Sarbanes-Oxley Act, student loan audit and procedures relating to Form S-1 and Form S-8 filings), including out-of-pockets expenses.

2	Assurance and related services reasonably related to the performance of the audit or review of financial statements, including employee benefit plan audit.
3	Tax fees include the preparation of state and federal tax returns and related tax questions and research.

The 2005 fees were approved in accordance with the Audit Committee’s policy. The de minimus exception (as defined in Rule 202 of the Sarbanes-Oxley Act) was not applied to any of the 2005 or 2004 total fees.

Shareholder Proposals for the 2007 Annual Meeting of Shareholders

Under Commerce's Bylaws, no shareholder proposals may be brought before an Annual Meeting of Shareholders unless a proposal is specified in the notice of the meeting or is otherwise brought before the meeting by the Board of Directors or by a shareholder entitled to vote who has delivered notice to Commerce (containing information specified in the Bylaws) not less than 120 days prior to the anniversary of the mailing of the previous year's proxy statement. These requirements are separate from and in addition to the SEC's requirements that a shareholder must meet in order to have a shareholder proposal included in Commerce's proxy statement. A shareholder wishing to submit a proposal for consideration at the 2007 Annual Meeting of Shareholders, either under SEC Rule 14a-8, or otherwise, should do so no later than December 15, 2006.

If the Corporate Secretary of Commerce receives notice of a shareholder proposal that complies with the governing Bylaw provision on or prior to the required date and if such proposal is properly presented at the 2007 Annual Meeting of Shareholders, the proxies appointed by Commerce may exercise discretionary authority in voting on such proposal if, in Commerce's proxy statement for such meeting, Commerce advises shareholders of the nature of such proposal and how the proxies appointed by Commerce intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to Commerce's shareholders.

The presiding officer of the meeting may refuse to permit any proposal to be made at an Annual Meeting by a shareholder who has not complied with all of the governing Bylaw procedures, including receipt of the required notice by the Corporate Secretary for Commerce by the date specified. If a shareholder proposal is received by Commerce after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2007 Annual Meeting of Shareholders, the proxies appointed by Commerce may exercise discretionary authority when voting on such proposal.

If the date of our next Annual Meeting is advanced or delayed by more than 30 days from May 18, 2007, we will promptly inform you of the change of the Annual Meeting and the date by which shareholder proposals must be received.

ANNUAL REPORT

Commerce sends only one annual report to shareholders sharing the same address. We will promptly deliver a separate copy of the annual report to a security holder at a shared address to which we sent a single copy, upon our receipt of a written request sent to the address below. If you wish to receive a separate copy of the annual report in the future, notify Commerce at the phone number or address below. You can also request that we send only a single copy of the proxy statement to security holders at a shared address, by sending written notice to the address below.

Additionally, you can obtain a copy of the Commerce Annual Report on Form 10-K for the year ended December 31, 2005 at no charge by writing to:

Sherry Richart, Investor Relations
Pennsylvania Commerce Bancorp, Inc.
3801 Paxton Street
Harrisburg, PA 17111
1-888-937-0004

RETURN OF PROXY

You should sign, date and return the enclosed proxy card as soon as possible whether or not you plan to attend the meeting in person. If you do attend the meeting, you may then withdraw your proxy.

BY ORDER OF THE BOARD OF DIRECTORS

PETER J. RESSLER
Secretary

Harrisburg, Pennsylvania
April 14, 2006